Exhibit 10.14

MUFG Union Bank, N.A. Orange County Middle Market 18300 Von Karman Ave. Irvine, CA 92612

AMENDMENT LETTER

March 27, 2023

DecisionPoint Systems, Inc.

23456 S. Pointe Dr, Suite #A

Laguna Hills, CA 92653

Obligor No. 1912083539

Re:	Second Amendment (“Amendment”) to the Business Loan Agreement dated July 29, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”; as amended by this Amendment, the “Agreement”).

Dear Ms. Wohl:

MUFG Union Bank, N.A. (“Bank”) and DecisionPoint Systems, Inc. a Delaware Corporation (“Borrower”) desire to amend the Existing Agreement. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments to the Existing Agreement.

(a) Section 4.1 of the Existing Agreement is hereby amended by adding Section 4.1 (d) as follows:

Fixed Charge Coverage Ratio not less than 1.35:1.00 to be measured as of the end of each fiscal quarter. As used herein, the term “Fixed Charge Coverage Ratio” Shall mean EBITDA less Taxes less Maintenance Capex less Distributio to sum of that portion of term obligations (including principal and interest) which came due during the twelve (12) months immediately preceding the date of calculation;

(b) Section 4 of the Existing Agreement is hereby amended by adding Section 4.18 asf ollows:

Should the Loan be used for a potential acquisition and the purchase price is over One Million Five Hundread Thousand Dollars ($1,500,000), the borrower must submit a pro-forma statement in advance showing compliance and overall satisfactory metrics post acquisition;

(c) Section 4.1 (b) of the Existing Agreement is hereby deleted in its entirety and replaced with “Intentionally Omitted”.

(d) Section 4.1 (c) of the Existing Agreement is hereby deleted in its entirety and replaced with “Intentionally Omitted”.

DecisionPoint Systems, Inc.

March 27, 2023

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not constitute or deemed to be a waiver of any existing or future default or breach of a condition to covenant unless specified herein.

On and as of the date hereof, each reference in the Existing Agreement to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Loan Agreement,” “thereof,” “thereunder,” “therein” or “thereby” or any other similar reference to the Existing Agreement shall refer to the Agreement. This Amendment constitutes a Loan Document.

This Amendment does not extinguish the obligations for the payment of money outstanding under the Existing Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Agreement, the other Loan Documents or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.

This Amendment shall become effective when the Bank shall have received the acknowledgment copy of the Amendment executed by the Borrower and the following executed documents and fee.

●	$10,000,000 Promissory Note

●	$10,000,000 Authorization to Disburse

●	$5,000,000 Promissory Note

●	$5,000,000 Authorization to Disburse

●	$10,000 Loan Fee

This document may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. Delivery of a signature page to, or an executed counterpart of, this document by facsimile, email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

This Amendment is governed by, and is to be construed in accordance with, the laws of the State of Calfornia. Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

Very truly yours,
MUFG UNION BANK, N.A.

By:
Name:	Paul A. O’Mara
Title:	Managing Director

DecisionPoint Systems, Inc.

March 27, 2023

Agreed to and Accepted:
DECISIONPOINT SYSTEMS, INC., a Delaware corporation

By:	/s/ Melinda Wohl
Name:	Melinda Wohl
Title:	Vice President Finance

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